Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of Lincoln National Corporation and in the related prospectuses listed below:

1.	Form S-1 (No. 33-04711) pertaining to The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan;
2.	Forms S-3
a.	No. 333-132416, 333-132416-01, 333-132416-02, and 333-132416-03 pertaining to the Lincoln National Corporation automatic shelf registration for certain securities,
b.	No. 333-131943 pertaining to The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan,
c.	No. 333-124976 pertaining to the Lincoln National Corporation Amended and Restated Incentive Compensation Plan,
d.	No. 333-84728 pertaining to the
i.	Securities of Lincoln National Corporation,
ii.	Trust Preferred Securities Lincoln National Capital VI,
iii.	Trust Preferred Securities Lincoln National Capital VII,
iv.	Trust Preferred Securities Lincoln National Capital VIII,
v.	Trust Preferred Securities Lincoln National Capital IX, and
vi.	Guarantees of Trust Preferred Securities of Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX by Lincoln National Corporation
e.	No. 333-32667 pertaining to the Lincoln National Corporation 1997 Incentive Compensation Plan,
f.	No. 33-62315 pertaining to the Lincoln National Corporation 1986 Stock Option Incentive Plan, and
g.	No. 33-51415 pertaining to the Lincoln National Corporation Executive Deferred Compensation Plan for Agents;
3.	Form S-4 (No. 333-130226) pertaining to the proposed business combination with Jefferson-Pilot Corporation;
4.	Forms S-8
a.	No. 333-126452 pertaining to the Lincoln National Corporation Executive Deferred Compensation Plan for Employees,
b.	No. 333-126020 pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan,
c.	No. 333-121069 pertaining to the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors,
d.	No. 033-58113 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors,
e.	No. 333-105344 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors;

of our reports dated February 24, 2006, with respect to the consolidated financial statements and schedules of Lincoln National Corporation, Lincoln National Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lincoln National Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 9, 2006